Exhibit 10.4
RC2 CORPORATION

OUTSIDE DIRECTOR COMPENSATION PLAN

I.       Overview.

This plan is established to provide for compensation to the members of the Board of Directors (the "Board") of RC2 Corporation (the "Company") who are not officers or employees of the Company or any of its subsidiaries (the "Outside Directors"). This plan shall be effective commencing with the quarter ending March 31, 2005.

II.   Annual and Chair Fees.

A.  Each Outside Director shall be entitled to an annual fee (the "Annual Fee") of $25,000, payable quarterly in cash or stock options as elected by the Outside Director as provided in Section II.C. below. If a new Outside Director joins the Board during any quarter, the quarterly installment of the Annual Fee for such quarter shall be payable pro rata based on the number full months during which such new Outside Director serves on the Board.

B.  In addition to the Annual Fee, each Outside Director who chairs a committee of the Board shall receive an additional annual fee (the "Chair Fee") of $5,000. The Chair Fee shall be payable quarterly on the same terms as the Annual Fee in Section II.A. above.

C.  On an annual basis, each Outside Director may elect to receive such director's Annual Fee and Chair Fee in the form of stock options by executing and returning an election form to the Company's Chief Financial Officer by February 15 of that year. If a stock option election is made, then following the end of each quarter during the year the Outside Director will receive options to purchase a number of shares of the Company's common stock determined based on the Black Scholes valuation method or another appropriate valuation method selected by the Company's Chief Financial Officer. Any Outside Director who fails to return an executed election form to the Company's Chief Financial Officer by February 15 will be deemed to have elected to receive cash payment of the Annual Fee and Chair Fee for that year. Any such election is irrevocable. All stock options will be issued under the Company's stock incentive plan then in effect, will have an exercise price equal to the fair market value of the common stock on the date of grant (determined in accordance with the applicable stock incentive plan) and will be fully vested on the date of grant.

III.    Long-Term Incentive Compensation.

A.   In addition to the fees set forth in Section II above, each Outside Director will receive an annual fee of $20,000 payable in the form of stock options granted on a quarterly basis. Following the end of each calendar quarter, $5,000 of such stock options shall be granted, with the number of such stock options determined consistent with Section II.C. above. All stock options will be issued under the Company's stock incentive plan then in effect, will have an exercise price equal to the fair market value of the common stock on the date of grant (determined in accordance with the applicable stock incentive plan) and will be fully vested on the date of grant. Such options will only be issuable if the Outside Director is a member of the Board on the date of grant. If a new Outside Director joins the Board during any quarter, the quarterly issuance of stock options for such quarter shall be payable pro rata based on the number full months during which such new Outside Director serves on the Board.

B.   If an Outside Director is a member of the Board on February 1 of any year (beginning with February 1, 2005), the Outside Director shall receive an additional grant of options to acquire 100 shares for every full percentage point that the three-year compounded annual EPS growth rate as of December 31 of the prior year exceeds 25%. All stock options will be issued under the Company's stock incentive plan then in effect, will have an exercise price equal to the fair market value of the common stock on the date of grant (determined in accordance with the applicable stock incentive plan) and will be fully vested on the date of grant.

C.   The total number of options granted to an Outside Director in any fiscal year under this Section III shall not exceed 20,000.

IV. Amendment and Termination.

The Board may amend or terminate this bonus plan at any time without the consent or approval of any individual Outside Director.

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